News Release For Immediate Release Company Contact: Jack Collins, Investor Relations Phone: (405) 702-7460 Website: www.qrcp.net

Quest Resource Announces Closing of Appalachian Acquisition and Simultaneous Drop-Down to Quest Energy Partners

OKLAHOMA CITY – July 14, 2008 – Quest Resource Corporation (NASDAQ: QRCP) (“QRCP” or “Quest”) today announced that it has completed the purchase of privately held PetroEdge Resources (WV) LLC (“PetroEdge”) for approximately $142 million, subject to post-closing adjustment. PetroEdge owns approximately 78,000 net acres of natural gas and oil producing properties in the Appalachian Basin with estimated proved reserves of 99.6 billion cubic feet of natural gas equivalent (Bcfe) and current net production of approximately 3.2 million cubic feet of natural gas equivalent production per day (Mmcfed).

Simultaneous with the close, QRCP sold natural gas and oil producing wells with estimated proved developed reserves of 32.9 Bcfe and all of the current net production to Quest Energy Partners, L.P. (NASDAQ: QELP) (“QELP” or the “Partnership”) for cash consideration of approximately $72 million, subject to post-closing adjustment. The acquisition of low-risk, producing wells with predictable production profiles that are immediately accretive to distributable cash flow is consistent with the Partnership’s strategy of providing sustainable distribution growth to its unitholders. Quest owns 100% of the general partner and a 57% limited partner interest in QELP.

Approximately 70,600 of PetroEdge’s acres are located within the recognized fairway of the Marcellus Shale play including approximately 41,200 net acres in Ritchie, Wetzel, and Lewis Counties of West Virginia and approximately 22,200 net acres in Lycoming County, Pennsylvania. Together with its existing acreage and development rights, after this acquisition Quest will own the right to develop approximately 122,600 net acres within the recognized fairway of this emerging shale play and approximately 7,300 net acres outside the fairway.

Since the beginning of 2005, PetroEdge has drilled and completed over 100 wells on its properties, all of which have been productive. In connection with the acquisition, Quest has entered into a twelve-month transition services agreement with PetroEdge, during which time PetroEdge will advise Quest on operations and development of the properties. Tom Lopus, Quest’s recently appointed Executive Vice President of Quest Eastern Resource based in Pittsburgh, Pennsylvania, will work with PetroEdge personnel under the transition services agreement while building an operating team to ensure execution of near-term development plans while prioritizing future development to generate maximum value for Quest shareholders

Jerry Cash, Chairman, President, and Chief Executive Officer of Quest said, "We are pleased to announce the completion of this acquisition on attractive terms that we expect to create value for the shareholders of each of the Quest entities. QRCP plans to drive reserve and production growth through the development of a large acreage position in the emerging Marcellus Shale play. We plan to use the distributions we expect to receive from QELP and Quest Midstream Partners L.P. (Quest Midstream) and existing cash balances to fund the drilling of at least six wells on the PetroEdge acreage in the second half of 2008, including three horizontal and three vertical wells.

Quest Energy is acquiring long-lived natural gas producing wells that are immediately accretive to distributable cash flow per unit, will add geographic and geologic diversity, and will offer numerous low-risk development and optimization opportunities. Subject to final approval from its Board of Directors, QELP anticipates that this acquisition and organic growth from its operations in the Cherokee Basin will allow the Partnership to increase its distribution rate for the second and third quarters of 2008 by a total of between 22% and 34% to an annual rate of $2.00 to $2.20, up from $1.64 currently.

Privately held Quest Midstream has the right of first offer on gathering and processing of Quest’s and Quest Energy’s production, and this acquisition provides Quest Midstream the opportunity to build a significant presence in Appalachia. Quest owns 85% of the general partner and a 36% limited partner interest in Quest Midstream.

We believe the future for Quest is bright as we build a new core area of operations in the Appalachian Basin. We look forward to developing our sizeable acreage position in the basin and further illustrating the benefits of our unique structure.”

QRCP funded its portion of the acquisition with proceeds from its follow-on public offering of 8,800,000 shares of its common stock at a price of $10.25 per share that closed on July 8, 2008.

Highlights of the acquired properties include:

- Estimated proved undeveloped reserves of 66.7 Bcfe

- Estimated unrisked probable reserves of approximately 50 Bcfe and possible reserves of approximately 500 Bcfe to 525 Bcfe

- Approximately 740 potential drilling locations assuming development with vertical wells on 80 acre spacing

- First two horizontal Marcellus wells currently being drilled in Wetzel County, West Virginia with completion expected by late third quarter or early fourth quarter 2008

- Permitting initial drilling locations in Lycoming County, Pennsylvania with two vertical wells planned before year end

- 100% operated with an average net revenue interest of 81%

- Approximately 95% of total reserves are natural gas

- Natural gas BTU content ranging from 1,160 to 1,406

- Average basis premium in Appalachia of approximately $0.30 per Mcfe over the past three years.

About Quest Resource Corporation

Quest Resource Corporation is a fully integrated E&P company that owns: the right to develop approximately 130,000 net acres in the Appalachian Basin of the northeastern United States, including 122,600 acres prospective for the Marcellus Shale; 100% of the general partner and a 57% limited partner interest in Quest Energy Partners, L.P.; and 85% of the general partner and a 36% limited partner interest in Quest Midstream Partners, L.P. Quest Resource operates and controls Quest Energy Partners and Quest Midstream Partners through its ownership of their general partners. For more information, visit the Quest Resource website at www.qrcp.net.

Quest Energy Partners, L.P. was formed by Quest Resource Corporation to acquire, exploit and develop natural gas and oil properties and to acquire, own, and operate related assets. The partnership owns more than 2,300 wells and is the largest producer of natural gas in the Cherokee Basin, which is located in southeast Kansas and northeast Oklahoma and holds a drilling inventory of nearly 2,100 locations in the Basin. The partnership also owns producing natural gas and oil wells in the Appalachian Basin of the northeastern United States. For more information, visit the Quest Energy Partners website at www.qelp.net.

Quest Midstream Partners, L.P. was formed by Quest Resource Corporation to acquire and develop transmission and gathering assets in the midstream natural gas and oil industry. The partnership owns approximately 2,000 miles of natural gas gathering pipelines and over 1,100 miles of interstate natural gas transmission pipelines in Oklahoma, Kansas, and Missouri. For more information, visit the Quest Midstream Partners website at www.qmlp.net.

Forward-Looking Statements and Disclaimer

Opinions, forecasts, projections or statements other than statements of historical fact, are forward-looking statements that involve risks and uncertainties. Forward-looking statements in this announcement are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Quest believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. In particular, the forward looking statements made in this release are based upon a number of financial and operating assumptions that are subject to a number of risks, including the uncertainty involved in exploring for and developing new natural gas reserves, the sale prices of natural gas and oil, labor and raw material costs, the availability of sufficient capital resources to carry out the anticipated level of new well development and construction of related pipelines, environmental issues, weather conditions, competition and general market conditions. Actual results may differ materially due to a variety of factors, some of which may not be foreseen by Quest. These risks, and other risks are detailed in Quest’s filings with the Securities and Exchange Commission, including risk factors listed in Quest’s latest annual report on Form 10-K and other filings with the Securities and Exchange Commission. You can find Quest’s filings with the Securities and Exchange Commission at www.qrcp.net or at www.sec.gov. By making these forward-looking statements, Quest undertakes no obligation to update these statements for revisions or changes after the date of this release.

The United States Securities and Exchange Commissioner permits oil and gas companies, in their filings with the SEC, to disclose only Proved Reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operation conditions. Quest Resource Corporation may use certain terms in this news release and other communications relating to Reserves and production that the SEC's guidelines strictly prohibit the Company from including in filings with the SEC. It is recommended that U.S. investors closely consider the Company's disclosures in Quest Resource Corporation's public filings available from Company headquarters at 210 Park Avenue, Suite 2750, Oklahoma City, Oklahoma, 73120. You can find Quest's filings with the Securities and Exchange Commission at www.qrcp.net or at www.sec.gov.